EXHIBIT 10.33


                               EXCHANGE AGREEMENT

                          SECURITIES EXCHANGE AGREEMENT


     THIS SECURITIES EXCHANGE AGREEMENT, dated as of the date of acceptance set forth below (this "Agreement"), is entered into by and between SAC TECHNOLOGIES, INC. a Minnesota corporation, with headquarters located at 1285 Corporate Center Drive, Suite No. 175, Eagan, MN 55121 (the "Company"), and The Shaar Fund, Ltd. (the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer is the record and beneficial owner of 18,449 shares (the "Series A Shares") of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), and a 5% Convertible Debenture due June 30, 2001 of the Company in the outstanding principal amount of $418,000 (the "June Debenture"); and

     WHEREAS, the Buyer wishes to exchange the Series A Shares and June Debenture and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the Series B Preferred Stock"), and a newly issued 5% Convertible Debenture Due September 30, 2003 (the "Debenture").

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO EXCHANGE; CERTAIN DEFINITIONS.

          (a) Exchange and Issuance. Subject to the terms and conditions of this Agreement and the other Related Agreements ( as defined in that certain Funding Agreement dated as of even date herewith by and between the Company and Buyer (the "Funding Agreement")), the Company agrees to issue, and the Buyer agrees to exchange; (i) 21,430 shares (the "Series B Shares") of Series B Preferred Stock with such rights preferences and designations set forth in the Certificate of Designation attached as Exhibit A hereto in exchange for (A) 18,449 shares of Series A Preferred Stock; and (B) the waiver of all accrued but unpaid dividends due on the Series A Shares, all accrued interest on such accrued but unpaid dividends and all of the Company's other obligations to Buyer under the Certificate of Designation of Series A Preferred Stock; and (ii) the Debenture in substantially the form attached hereto as Exhibit "B"


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together with all accrued and unpaid interest due thereon in exchange for the surrender and cancellation of the June Debenture.

          (b) Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

               (i) "Securities" means the Series B Preferred Stock, the Debenture and the Conversion Shares.

               (ii) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Series B Preferred Stock or Debenture.

               (iii) "Latest Audited Date" means December 31, 2000.

               (iv) "Person" means any living person or entity, such as, but not necessarily limited to, a corporation, partnership or trust.

               (v) "Certificate" means the certificate evidencing the Series B Shares duly executed on behalf of the Company.

               (vi) "Affiliate" means, with respect to a specific Person refereed to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such Specified Person.

               (vii) "Series A Certificates" mean the certificates evidencing the Series A Shares.

               (viii) "Certificate of Designation" means the Certificate of Designation of the Series B Preferred Stock in substantially the form attached hereto as Exhibit "A".

               (ix) "Waiver Letter" means that certain waiver letter dated as of even date herewith in substantially the form attached hereto as Exhibit "C".

     2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION. The Buyer hereby makes those representations, warranties, covenants and agreements set forth in Section 5 of the Funding Agreement with respect to itself, the Securities and the transactions contemplated hereby, which are incorporated herein by this reference.

     3. COMPANY REPRESENTATIONS, ETC. The Company hereby makes those representations, warranties, covenants and agreements set forth in Section 4 of the Funding Agreement with respect to itself, the Securities and the transactions contemplated hereby, except as otherwise provided in the Schedules of the Company attached to the Funding Agreement, which are incorporated herein by this reference, and the following additional representation and warranty:


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          (a) Disclosure. All information relating to or concerning the Company set forth in the Funding Agreement, Related Agreements and SEC Filings is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

     4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS. The Company and Buyer hereby make those covenants and acknowledgements set forth in Sections 7 and 8 of the Funding Agreement, including, but no limited to, those set forth in Section 7(m) with respect to the Conversion Shares and Series A Preferred Stock, which are incorporated herein by this reference.

     5. ADDITIONAL AGREEMENTS.

          (a) Transfer Restrictions. The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by the Investor to an Affiliate of the Investor, or any transfers among any such Affiliates, and (ii) any transfer by the Investor to any investment entity under common management with the Investor, provided in each case of clauses (i) and (ii) the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provides an opinion of counsel reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Any such transferee shall have the rights of the Investor under this Agreement and the Registration Rights Agreement.

          (b) Acknowledgment of Dilution. The Company acknowledges that the issuance of Conversion Shares upon (i) conversion of the Debenture and Series B Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares in accordance with the Certificate of Designation and the Debenture is without regard to the effect of any such dilution.

          (c) Increase in Authorized Shares. The Board of Directors shall (i) adopt proper resolutions authorizing an increase in number of authorized shares of Common Stock to 60,000,000 shares; (ii) recommend to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than February 15,2002; and (iii) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's Articles of Incorporation to evidence such increase.


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          (d) Registration Rights. Reference is made to the Registration Rights
Agreement attached to the Funding Agreement as Exhibit F. The Company acknowledges that the Investor has certain rights under the Registration Rights Agreement with respect to the Conversion Shares.

     6. CLOSING. The Closing of the purchase and sale of the Securities hereunder shall occur simultaneous with the execution of this Agreement. The Closing shall be conditioned upon Buyer's execution and delivery of the Waiver Letter and Seller's filing of the Certificate of Designation with the Minnesota Secretary of State. At the Closing, Buyer shall deliver the June Debenture and Series A Certificates to the Company (or an indemnity in favor of the Company) against delivery of the Certificate and the Debenture by the Company to Buyer.

     7. GOVERNING LAW: MISCELLANEOUS.

          (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws, except to the extent that the Minnesota Business Corporation Act would apply to the Internal Corporate Governance of the Company. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

          (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (c) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (d) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (e) A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

          (f) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

          (g) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.


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          (h) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (i) This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

          (j) This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (k) Until such time as Company amends its Articles of Incorporation to increase the number of shares of Common Stock it is authorized to issue as set forth in Section 5(c) hereof, the Buyer waives the Company's compliance with
Section 5(f) of the Certificate of Designation and until such time, the Company shall be required to reserve for issuance upon conversion of any shares of Series B Preferred Stock or conversion of the Debenture, all of its authorized and unissued shares of Common Stock.

     8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       SAC Technologies, Inc.
               1285 Corporate Center Drive
               Suite 175
               Eagan, Minnesota 55121
               Attn: Chief Executive Officer
               Telephone No.: (651) 687-0414
               Telecopier No.: (651) 687-0515


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               with a copy to:

               Vincent A. Vietti, Esq.
               Buchanan Ingersoll Professional Corporation
               Eleven Penn Center, 14th Floor
               Philadelphia, PA 19103-2895
               Telephone No.: (215) 665-3860
               Telecopier No.: (215) 665-8760

BUYER:         At the address set forth on the signature page of this Agreement.

               with a copy to:

               Krieger & Prager LLP
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Samuel Krieger, Esq.
               Telephone No.: (212) 363-2900
               Telecopier No.  (212) 363-2999

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement, the delivery of the Certificates and the Debenture and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.


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     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company by one of their respective officers thereunto duly authorized as of the date set forth below.


Address

                                               THE SHAAR FUND, LTD.
--------------------------------

                                               By: Shaar Advisory Services, S.A.
--------------------------------


Telecopier No.:                                By: _____________________________
               -----------------

--------------------------------
Jurisdiction of Incorporation
or Organization
                                               SAC TECHNOLOGIES, INC.

                                               By: _____________________________
                                               (Signature of Authorized Person)

                                               _________________________________
                                               Printed Name and Title